Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS SECOND QUARTER & MID-YEAR 2010 RESULTS

Quarterly & First Half Performance Reflects Improved Market Demand and Continued Balance Sheet Focus

Newport Beach, CA – August 5, 2010 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the second quarter and six month period ended June 30, 2010.

Fiscal 2010 Second Quarter Financial Highlights – versus Fiscal 2009 Second Quarter:

•	Net sales increased 10% to $52.2 million

•	Net income for the period was $1.6 million

•	Earnings per diluted share were $0.06 versus breakeven in the prior year quarter

Fiscal 2010 First Half Financial Highlights – versus Fiscal 2009 First Half

•	Net sales increased 7% to $98.9 million

•	Net income increased to $3.5 million

•	Earnings per diluted share were $0.13 versus $0.03 in the prior year’s first half

Note: Complete details are available in the financial schedules attached to this press release

Eric Wintemute, President and CEO of American Vanguard, stated: “We are pleased to report performance for the second quarter and the first half of 2010 that reflects improved market conditions and our own focus on continued financial discipline. Better farm credit availability, more favorable weather during Midwest planting, increased cotton and peanut acres and the replenishment of depleted distributor inventories have fueled improved demand for our products. To satisfy this demand, we have increased output at our domestic production facilities, and the resulting higher utilization rates have allowed us to more fully absorb the fixed overhead costs of these sites during the second quarter. While increased manufacturing activity has had a positive effect on gross margins, this effect has been offset somewhat by heavy pricing pressure on our three generic product lines.”

Mr. Wintemute continued: “In keeping with our promise to strengthen and maintain a healthy balance sheet, we have controlled our inventories very judiciously—with only a slight $2 million expansion during the spring season when inventory increases are traditionally much more significant. Our management of working capital and continuing cash generation have allowed us to steadily pay down our debt. Additionally, during the quarter, we added Wells Fargo bank to our lending syndicate (led by Bank of the West) which continues to support and encourage the growth of our business.”

Mr. Wintemute concluded: “We will continue to pursue the acquisition of appropriately-priced, branded products, similar to our recent purchase of the cotton defoliant Def® from Bayer CropScience, as we assemble a broader product offering in key crops. In the first half of next year, we expect to commercialize a superior potato sprout inhibitor, called SmartBlock®, which will emerge from our new product development program. We believe that adding high-value/high-margin products to our portfolio, focusing our sales and marketing organization on customer needs, and maintaining financial discipline, will continue to be important elements of our success.”

Conference Call

Eric Wintemute, President & CEO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 12:00 pm EDT / 9:00 am PDT on Thursday, August 5, 2010. Interested parties may participate in the call by dialing 706-679-3155 – please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call (conference ID # 91686704). The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT: American Vanguard Corporation William A. Kuser, Director of Investor Relations (949) 260-1200 williamk@amvac-chemical.com	-OR-	AVD’S INVESTOR RELATIONS FIRM The Equity Group Inc. www.theequitygroup.com Lena Cati Lcati@equityny.com (212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Number in thousands except per share data)

(Unaudited)

	For the three months ended June 30		For the six months ended June 30
	2010	2009	2010	2009
Net sales	$52,172	$47,485	$98,884	$92,122
Cost of sales	32,939	31,066	60,727	57,147

Gross profit	19,233	16,419	38,157	34,975
Operating expenses	15,636	15,537	30,804	32,100

Operating income	3,597	882	7,353	2,875
Interest expense	953	911	1,714	1,797
Interest capitalized	(39)	(5)	(49)	(26)

Income (loss) before income taxes	2,683	(24)	5,688	1,104
Income tax expense (benefit)	1,040	(20)	2,218	409

Net income (loss)	$1,643	$(4)	$3,470	$695

Earnings per common share—basic	$.06	$—	$.13	$.03

Earnings per common share—assuming dilution	$.06	$—	$.13	$.03

Weighted average shares outstanding—basic	27,343	27,081	27,344	27,043

Weighted average shares outstanding—assuming dilution	27,650	27,081	27,633	27,701

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Number in thousands, excerpt per share data)

	June 30, 2010	Dec. 31, 2009
	(Unaudited)	(Note)
Current assets:
Cash and cash equivalents	$929	$383
Receivables:
Trade, net of allowance for doubtful accounts of $640 and $635, respectively	43,397	40,681
Other	206	382

	43,603	41,063

Inventories	74,539	72,512
Prepaid expenses	2,105	2,143
Income tax receivable	3,105	3,575

Total current assets	124,281	119,676
Property, plant and equipment, net	40,594	39,196
Intangible assets	84,744	86,973
Other assets	8,593	8,866

	$258,212	$254,711

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$8,528	$8,528
Accounts payable	15,578	11,401
Accrued program costs	24,509	27,188
Accrued expenses and other payables	5,076	3,762

Total current liabilities	53,691	50,879
Long-term debt, excluding current installments	41,558	45,432
Other long-term liabilities	192	192
Deferred income taxes	5,121	5,121

Total liabilities	100,562	101,624

Commitments and contingent liabilities
Stockholders’ Equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 29,634,653 shares at June 30, 2010 and 29,575,562 shares at December 31, 2009	2,963	2,958
Additional paid-in capital	42,305	41,529
Accumulated other comprehensive income (loss)	(1,160)	(1,743)
Retained earnings	116,695	113,496

	160,803	156,240
Less treasury stock, at cost, 2,260,996 shares at June 30, 2010 and December 31, 2009	(3,153)	(3,153)

Total stockholders’ equity	157,650	153,087

	$258,212	$254,711

Note: The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Numbers in thousands, except share data)

For The Six Months Ended June 30, 2010 and 2009

(Unaudited)

Increase (decrease) in cash	2010	2009
Cash flows from operating activities:
Net income	$3,470	$695
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of fixed and intangible assets	5,444	5,441
Amortization of other long-term assets	1,566	1,377
Stock-based compensation expense related to stock options and employee stock purchases	504	580
Changes in assets and liabilities associated with operations:
(Increase) Decrease in receivables	(2,540)	10,217
Increase in inventories	(2,027)	(21,808)
Increase in prepaid expenses and other assets	(785)	(2,095)
Increase (Decrease) in accounts payable	4,581	(3,155)
Decrease in other current liabilities	(1,786)	(3,443)

Net cash provided by (used in) operating activities	8,427	(12,191)

Cash flows from investing activities:
Capital expenditures	(4,613)	(2,249)

Net cash used in investing activities	(4,613)	(2,249)

Cash flows from financing activities:
Net borrowings under line of credit agreement	600	17,500
Principal payments on long-term debt	(4,053)	(2,053)
Proceeds from the issuance of common stock (sale of stock under ESPP)	277	238
Payment of cash dividends	(271)	(1,341)

Net cash (used) provided by financing activities	(3,447)	14,344

Net increase (decrease) in cash	367	(96)
Cash and cash equivalents at beginning of period	383	1,229
Effect of exchange rate changes on cash	179	173

Cash and cash equivalents as of June 30,	$929	$1,306